Exhibit 4.1

Convertible Note Purchase Agreement

This Convertible Note Purchase Agreement (this “Agreement”), dated as of [_______], 2025, is entered into by and between Fangdd Network Group Ltd., a Cayman Islands exempted company (the “Company”), and the purchaser identified on the signature page hereto (including its successors and assigns, the “Purchaser”).

A. The Company and the Purchaser are parties to that certain Asset Purchase Agreement, dated as of September 29, 2025, pursuant to which the Company acquired all of the Purchaser’s right, title, and interest in certain assets for an aggregate purchase price of US$34,320,000 (the “Asset Purchase Price”).

B. The Company desires to issue and sell to the Purchaser, upon the terms and conditions set forth in this Agreement, a convertible promissory note, which shall be convertible into Class A ordinary shares of the Company (“Shares”), in satisfaction of the payment of the Asset Purchase Price.

C. The Company and the Purchaser are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1. Purchase and Sale of Securities.

1.1. Convertible Note Purchase and Cancellation. In exchange for issuance of the Convertible Promissory Note in the original principal amount of US$34,320,000 in the form attached hereto as Exhibit A (the “Note”) by the Company in accordance with Section 1.2 below, the Purchaser hereby agrees to irrevocably cancel and waive payment by the Company of the Asset Purchase Price.

1.2. Form of Payment. The Company shall issue and sell to the Purchaser and in consideration thereof, the Purchaser hereby agrees that upon the issuance of the Note pursuant to this Section 1.2, none of the Company nor any of its subsidiaries or affiliates will have any remaining obligations with respect to the Asset Purchase Price.

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 4 below, the date of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be within five (5) days after the date of this Agreement, or another mutually agreed upon date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by email of signed .pdf documents, but shall be deemed for all purposes to have occurred at the Company’s principal executive offices in Shenzhen, People’s Republic of China.

2. Purchaser’s Representations and Warranties. The Purchaser represents and warrants to the Company that as of the date hereof and as of the Closing Date as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. The Purchaser is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document (as defined below) to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Purchaser Status. At the time the Purchaser was offered the Note and the Conversion Shares (as defined below) (collectively, the “Securities”), it was, and as of the date hereof it is, and on the Closing Date, it will be either: (i) an “accredited investor” as defined in Rule 501(a) under the 1933 Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the 1933 Act. If it is not a U.S. Person (as defined in Regulation S), the Purchaser (i) acknowledges that the certificate(s) representing or evidencing all Shares issuable upon conversion of all or any portion of the Note (the “Conversion Shares”) shall contain a customary restrictive legend restricting the offer, sale or transfer of any Conversion Shares except in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration, (ii) agrees that all offers and sales by the Purchaser of the Conversion Shares shall be made pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from, or a transaction not subject to the registration requirements of, the 1933 Act, (iii) represents that the offer to purchase the Securities was made to the Purchaser outside of the United States, and the Purchaser was, at the time of the offer and will be, at the time of the sale and is now, outside the United States, (iv) has not engaged in or directed any unsolicited offers to purchase Securities in the United States, (v) is not a Distributor (as such terms are defined in Rule 902(k) and 902(d), respectively, of Regulation S), (vi) has purchased the Securities for its own account and not for the account or benefit of any U.S. Person, (vii) is the sole beneficial owner of the Securities and has not pre-arranged any sale with the Purchaser in the United States, and (viii) is familiar with and understands the terms and conditions and requirements contained in Regulation S, specifically, without limitation, the Purchaser understands that the statutory basis for the exemption claimed for the sale of the Securities would not be present if the sale, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act.

(c) Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(d) Restricted Securities. The Purchaser acknowledges that the Securities are “restricted securities” that have not been registered under the 1933 Act or any applicable state securities law. The Purchaser further acknowledges that, absent an effective registration under the 1933 Act, the Securities may only be offered, sold or otherwise transferred (i) to the Company, or (ii) pursuant to an exemption from registration under the 1933 Act.

(e) Access to Information. The Purchaser acknowledges that it has had the opportunity to review this Agreement, the Note, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement (as the same may be amended from time to time and including all exhibits and schedules thereto, collectively referred to herein as the “Transaction Documents”) and all reports, schedules, forms, statements and other documents filed by the Company under the 1933 Act and Securities Exchange Act of 1934, as amended (the “1934 Act”), including pursuant to Section 13(a) or 15(d) thereof, including the exhibits thereto and documents incorporated by reference therein and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to our knowledge, any other general solicitation or general advertisement.

3. Company’s Representations and Warranties. The Company represents and warrants to the Purchaser that as of the Closing Date:

(a) Organization and Qualification. The Company is an exempted company with limited liability duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and each subsidiary of the Company is duly incorporated or organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries has the requisite power and authority to own, lease and operate its properties and to carry on its business as currently being conducted, and is duly qualified or licensed to do business in all material respects in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder. The execution, delivery and performance by the Company of the Transaction Documents, including the issuance of the Note and the Conversion Shares, have been duly authorized by all necessary corporate action on the part of the Company. Each Transaction Document to which the Company is a party has been or will be duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by the Purchaser and the other parties thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(c) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than such filings as are required to be made under applicable federal and state securities laws.

(d) No Additional Representations. The Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in the Transaction Documents or in any certificate delivered by the Company to the Purchaser in accordance with the terms thereof.

4. Conditions to Closing. The obligation of the Company and the Purchaser hereunder to effect the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

4.1. The Purchaser shall have executed this Agreement and delivered the same to the Company.

4.2. The Company shall have executed this Agreement and the Note and delivered the same to the Purchaser.

5. Miscellaneous.

5.1. Termination. This Agreement may be terminated by the Company by written notice to the Purchaser if the Closing has not been consummated on or before thirty (30) days after the date hereof.

5.2. Governing Law; Dispute Resolution. This Agreement shall be governed by and construed exclusively in accordance with the Hong Kong laws, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the Hong Kong laws to the rights and duties of the parties hereunder. The Company and the Purchaser agree to negotiate in good faith to resolve any dispute, controversy, difference or claim arising out of or relating to or regarding this Agreement including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it (each, a “Dispute”). If the negotiations do not resolve the Dispute to the reasonable satisfaction of the Company and the Purchaser within thirty (30) days after either the Company or the Purchaser has raised the Dispute for negotiation, such Dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Arbitration Rules in effect, which rules are deemed to be incorporated by reference into this section. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English.

5.3. Confidentiality. Except as otherwise required by law, the Purchaser will neither (i) disclose Confidential Information (defined below) of the Company to any persons or entities other than to (a) its executive officers, directors, accountants, attorneys, advisors, and employees, and (b) to any existing or prospective affiliate, equityholder, or wholly owned subsidiary of such Purchaser in the ordinary course of business (collectively, “Purchaser Parties”) in each case that have a need to know such Confidential Information and are under confidentiality obligations and restrictions on use no less restrictive than those set forth herein nor (ii) use such Confidential Information except in connection with the Transaction Documents and the matters addressed therein, and will inform all Purchaser Parties accessing Confidential Information that they may not disclose Confidential Information to third parties or use such Confidential Information other than as described herein. The Purchaser is responsible for all of its Purchaser Parties’ conduct with respect to the Confidential Information. “Confidential Information” means the terms of the Transaction Documents, any of the matters referred to herein or non-public information of the Company or its affiliated persons or entities, including (i) trade secrets; (ii) product development, research and development, vendor identities, supplier identities, customer identities; (iii) business plans, budgets, forecasts and other financial information; (iv) information of third parties with respect to which the Company or its affiliated persons or entities is obligated to maintain confidentiality; and (v) such other non-public information that the Purchaser knows or should know to be of a confidential or proprietary nature.

5.4. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the applicable laws) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.5. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

5.6. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and supersedes all prior representations, understandings, undertakings or agreements.

5.7. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

5.8. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the date delivered, if delivered by personal delivery as against written receipt therefor or by email. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.9. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by the Purchaser hereunder may be assigned by the Purchaser to a third party, including its affiliates, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of the Purchaser.

5.10. Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing.

5.11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.12. Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.13. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.14. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

PURCHASER:

By:
Printed Name:
Title:

Address for Notice:

COMPANY:

Fangdd Network Group Ltd.

By:
Printed Name:	Xi Zeng
Title:	Chairman of the Board and Chief Executive Officer

Address for Notice:
Room 1501, Shangmei Technology Building
15 Dachong Road
Nanshan District, Shenzhen, 518072
People’s Republic of China
Email: zengxi@fangdd.com

Telephone: +86 755 2699 8968

[Signature Page to Convertible Note Purchase Agreement]

EXHIBIT A

CONVERTIBLE PROMISSORY NOTE